SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

October 4, 2007
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	1-7349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO  80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8-K
Dated October 10, 2007

Item 8.01.	Other Events.

On October 4, 2007, Ball Metal Beverage Container Corp. (“BMBCC”) and Miller Brewing Company (“Miller”) settled their dispute with respect to BMBCC’s alleged breach of contract discussed in the Company’s Quarterly Report on Form 10-Q dated August 1, 2007.  The key settlement terms are set out in the enclosed press release dated October 9, 2007 and attached hereto as Exhibit 99.  The settlement terms will include payment by BMBCC to Miller of approximately $70 million in the first quarter of 2008 and minor adjustments to the provisions of BMBCC’s supply arrangements with Miller.  The overall settlement will result in a third quarter charge to Ball of approximately $86 million (approximately $52 million after tax).  BMBCC will continue to supply all of Miller’s beverage can and end requirements through 2015.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits.

The following is furnished as an exhibit to this report:

Exhibit 99     Ball Corporation Press Release dated October 9, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Raymond J. Seabrook
	Name:	Raymond J. Seabrook
	Title:	Executive Vice President and
Chief Financial Officer

Date:    October 10, 2007

 Ball Corporation
Form 8-K
October 10, 2007

EXHIBIT INDEX

Description	Exhibit

Press Release dated October 9, 2007.	99